A-Mark Precious Metals Subsidiary Closes $100 Million Offering of Secured Term Notes

Capital Enables A-Mark Subsidiary, Collateral Finance Corporation (CFC), to Expand Loan Portfolio and Complementary Products

El Segundo, CA – September 14, 2018 – AM Capital Funding, LLC, an indirect subsidiary of A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading full-service provider of products and services to the global precious metals market, has closed a private placement offering of $100 million in aggregate, consisting of $72.0 million in principal amount of 4.98% secured senior term notes (Series 2018-1, Class A) and $28.0 million of 5.98% secured subordinated term notes (Series 2018-1, Class B). Morningstar Credit Ratings rated the Class A notes “AA” and Class B notes “BBB.” The interest rates are fixed and the notes mature on December 15, 2023.

The notes will be payable from, and secured by, certain assets of AM Capital Funding, LLC and will not be insured or guaranteed by A-Mark Precious Metals or its subsidiary, Collateral Finance Corporation (CFC). The notes are backed by precious metals and loans secured by precious metals originated and acquired by CFC, the parent company of AM Capital Funding. Since 2005, CFC has offered financing on a wide array of precious metals and numismatic products that affords A-Mark’s customers a convenient means of financing their inventory or collections. As of March 31, 2018, CFC had 3,124 secured loans outstanding with an aggregate value of $109.5 million. The capital provided by the notes will be used to expand CFC’s loan portfolio.

“This financing represents the most innovative financing structure that A-Mark has established to date, uniquely providing us with a platform of long-term capital that we can expand on in the future,” said company CEO Greg Roberts. “Over the last two years, we successfully grew CFC’s finance book by 75% off A-Mark’s balance sheet, and now with this capital infusion specifically earmarked for CFC, we can more aggressively expand this business to new levels. By growing our finance book and introducing new complementary financing products, A-Mark will increasingly benefit from the revenue diversification and interest income that CFC provides our business.”

For additional details, please reference the Form 8-K filed with the U.S. Securities and Exchange Commission, which will be filed by Monday, September 17, 2018.

About A-Mark Precious Metals
Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers and online retailers, financial institutions, industrial users, investors, collectors and retail customers. The company conducts its operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending and Direct Sales.

A-Mark operates several business units in its Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Transcontinental Depository Services (TDS), Logistics and

Mint. Its Industrial unit services manufacturers and fabricators of products utilizing precious metals, while its Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including in Australia, Austria, Canada, China, Mexico, South Africa and the United Kingdom. Through its TDS subsidiary, A-Mark provides customers with storage and management solutions for precious metals worldwide. Through its A-M Global Logistics subsidiary, A-Mark provides customers an array of complementary services, including storage, shipping, and delivery of precious metals and custom coins on a secure basis. A-Mark also holds a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint, which enables A-Mark to mint proprietary products as well as provides greater access to fabricated silver products.

The company operates its Secured Lending segment through its wholly-owned subsidiary, CFC. Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors and collectors.

A-Mark operates its Direct Sales segment through its wholly-owned subsidiary Goldline Inc., a direct retailer of precious metals to the investor community. Goldline markets A-Mark’s precious metal products through various channels, including radio, television and the Internet.

A-Mark is headquartered in El Segundo, California and with offices and facilities in Vienna, Austria and Las Vegas, Nevada. For more information, visit www.amark.com.

Company Contact:
Thor Gjerdrum, President
A-Mark Precious Metals, Inc.
310-587-1414
thor@amark.com

Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
949-574-3860
AMRK@liolios.com

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